Exhibit 99.5

EMERGENT BIOSOLUTIONS ANNOUNCES PROPOSED OFFERING OF $200 MILLION CONVERTIBLE SENIOR NOTES

ROCKVILLE, MD, January 22, 2014—Emergent BioSolutions Inc. ("Emergent") (NYSE: EBS) announced today that it intends to offer, subject to market and other conditions, $200 million aggregate principal amount of Convertible Senior Notes due 2021 (the "Notes") in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").  Emergent also intends to grant the initial purchasers an option to purchase up to an additional $30 million aggregate principal amount of the Notes.

Emergent intends to use a majority of the net proceeds from the offering to finance the acquisition of Cangene Corporation, announced in December 2013.  The company intends to use any remaining net proceeds from the offering for general corporate purposes.

The interest rate, conversion rate and other terms of the Notes will be determined at the time of pricing of the offering.  The Notes will be senior unsecured obligations of Emergent and will accrue interest payable semiannually in arrears.

Subject to Emergent's ability to terminate the conversion rights on or after January 20, 2017 as described below, the Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date.  Emergent will settle conversions of the Notes by delivering shares of its common stock.

The conversion rate of the Notes, and the corresponding conversion price, will be subject to adjustment for certain events, but will not be adjusted for accrued interest.  In addition, following certain corporate transactions that occur on or prior to the maturity date for the Notes, Emergent will increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate transaction.

Emergent may terminate the conversion rights on or after January 20, 2017 if the last reported sale price of Emergent's common stock has been at least 130% of the conversion price for at least 20 trading days during the 30 consecutive trading day period prior to Emergent delivering notice of such termination (including the last trading day of such period).  There is no "sinking fund" provided for the Notes, which means that Emergent will not be required to redeem or retire the Notes periodically.

The Notes and the shares of common stock underlying the Notes have not been and will not be registered under the Securities Act, or any applicable state securities laws.  Unless so registered, such Notes and such shares of common stock may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.

Emergent BioSolutions Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including expectations regarding the offering of notes and our use of net proceeds, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including the risk of closing the offering; fluctuations in the financial markets and the impact on the offering; uncertainties with respect to our pending acquisition of Cangene Corporation; our ability to successfully integrate Cangene and realize the potential benefits of the transaction; appropriations for BioThrax® procurement; our ability to successfully integrate the recent acquisition of the HPPD business and realize the benefits of the HPPD transaction; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Emergent BioSolutions Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Emergent BioSolutions Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com